UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☒	Soliciting Material under §240.14a-12

HAYNES INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed by table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following communication was shared by Haynes International, Inc. with its employees:

SUBJECT LINE: An Exciting Announcement from Haynes International

Dear Haynes Employees:

This morning, we announced that Haynes has entered into a definitive agreement under which our company will be acquired by North American Stainless, a wholly owned subsidiary of Acerinox. For more information, please refer to the announcement press release, which can be found on our website. For the past 112 years Haynes has built and maintained a position as a true industry leader and together with North American Stainless we will be ensuring our continued growth for the next 100 years to come. I could not be more excited about what this means for our customers, partners, stockholders – and most importantly, for all of you.

For those of you that may not be familiar with the company, North American Stainless is the largest fully integrated stainless-steel company in the U.S. Acerinox is North American Stainless’ parent company and is a global leader in manufacturing stainless-steel and high-performance alloys, with headquarters in Madrid, Spain and global holdings across Europe and South Africa, including VDM Metals, the largest nickel alloy producer in the world. Acerinox operates as a long-term partner to its subsidiaries globally and works collaboratively with them to drive sustainable growth across its portfolio. As part of Acerinox, we will have access to their deep expertise and valuable relationships. I am confident that together with North American Stainless we will build upon our already strong foundation and strengths, continue to drive innovation and provide our customers with the highest quality alloys, products and services.

It is critical to underscore that we are taking this action from a position of strength. Over the past several years we have and continue to outperform our targets and have a leadership position in the industry. It is absolutely vital that we continue on this trajectory which is why a key element of this transaction is Acerinox’s commitment to invest $200M in its U.S. operations, including $170 million into our operations with the vast majority invested in Kokomo, Indiana. This investment will support the continued growth of our company in the United States and globally.

Importantly and above all else, Acerinox recognizes that our most important asset is our people – you are a key part of why they were so excited to partner with us and why they have decided to make this significant investment. It is important to note that today’s announcement is only the first step in this process. We currently expect to close the transaction by the third calendar quarter of 2024, subject to customary closing conditions, including shareholder and regulatory approvals. Until then, we remain an independent company and it is business as usual.

Throughout this entire process, the most important thing you can do is remain focused on your day-to-day responsibilities, and our mission to deliver the excellent service and products that our customers expect from Haynes.

I expect you to have questions about this announcement. We will be holding employee meetings with your respective teams – the details of which will be communicated to you. In these meetings, we look forward to providing additional information regarding this announcement and will give you the chance to ask any questions you may have. Please know it’s early days in this process so there might be some questions that we don’t have answers to today, and we ask for your patience as we move through this process. In the meantime, I have also attached FAQs to this note that should help answer some of your initial questions.

As you can appreciate, today’s announcement may lead to increased interest in our company from outside parties. It is important that we speak with one voice, and we ask that you please forward any inquiries you receive from media, customers, suppliers or others to sperry@haynesintl.com.

Lastly, I want to express my personal appreciation for the hard work you do. This transaction is a milestone that we have achieved because of your tremendous commitment and the dedication you bring every single day. We’ve achieved growth and success because we have stayed true to our core values, focusing on growing together as a team and innovating to bring industry-leading alloys and service to our customers. I am proud of our results and excited about the future. Great things are ahead for the Haynes family.

Mike Shor

Frequently Asked Questions

1.	What was announced today?

Haynes has entered into a definitive agreement under which our company will be acquired by North American Stainless, a wholly owned subsidiary of Acerinox. North American Stainless is the largest fully integrated stainless-steel company in the U.S.

For the past 112 years, Haynes has built and maintained a position as a true industry leader and together with North American Stainless we will be ensuring our continued growth for the next 100 years to come.

In connection with the transaction, Acerinox has committed to invest $200M in its U.S. operations, including $170 million into our operations with the vast majority invested in Kokomo, Indiana. This investment will support the continued growth of our company in the United States and globally.

2.	Why did Haynes enter into this transaction with Acerinox?

We are fortunate to announce this transaction from a position of strength. Over the past several years we have and continue to outperform our targets and have a leadership position in the industry.

As we look to the next chapter for Haynes, we believe now is the right time to join forces with a partner that can support our growth and help build on our strong foundation.

●	A key element of this transaction is a $200M investment from Acerinox into its U.S. operations, including $170 million into our operations with the vast majority invested in Kokomo, Indiana.
●	It is vital that we continue on our growth trajectory, and this investment will help us to do that, including through increasing our capacity to serve the growing demand from our customers.

By joining forces with Acerinox, we will gain a partner with consistent access to capital, manufacturing resources and expertise to ultimately bring the company to the next level. We are confident that this transaction will create significant opportunities for our company and our stakeholders, including:

●	For our common stockholders, the purchase price of $61.00 per share will provide them with compelling, immediate, and certain value.
●	For our company, we will have access to Acerinox’s deep expertise and valuable relationships. Together, we will build upon our already strong foundation and strengths, continue to drive innovation and provide our customers with the highest quality alloys, products, applications and services.
●	For our employees, we anticipate benefits from this support and investment in our operations and continued growth.
●	For our customers, we will continue to innovate and offer more highly differentiated products with faster lead-times to meet their dynamic needs, supporting the growth of our business in both flat and round products for a global market.
3.	What is Acerinox?

Acerinox is a global leader in manufacturing stainless-steel and high-performance alloys.

In addition to North American Stainless, Acerinox also has global holdings across Europe and South Africa, including VDM Metals, the largest nickel alloy producer in the world.

Acerinox has six stainless steel factories:

●	Four flat product plants, three of which are integrated: Acerinox Europa (Spain), North American Stainless (United States) and Columbus Stainless (South Africa). One with cold rolling – Bahru Stainless (Malaysia).
●	Two long product plants in Spain and the United States.

●	Acerinox’s other seven factories (distributed between the United States and Germany) manufacture high performance alloys.

The Acerinox Group’s annual sales total over $9 billion and are distributed through a wide commercial network in more than 80 countries.

Importantly, Acerinox continues to invest in its position in the specialty and high-performance alloys industry and we are pleased that they have decided to partner with Haynes. In connection with the transaction, Acerinox has committed to invest $200M in its U.S. operations, including $170 million into our operations with the vast majority invested in Kokomo, Indiana. This investment will support the continued growth of our company in the United States and globally.

4.	What is North American Stainless? Will we be integrated into NAS?

North American Stainless is the largest fully integrated stainless-steel company in the U.S. and also a wholly-owned subsidiary of Acerinox. Established in 1990, NAS operates a 4.4 million-square-foot facility in Carroll County, Kentucky, and has over 1,500 employees across North America.

One of the reasons we were impressed by Acerinox is because of its commitment to acting as a long-term partner to its subsidiaries globally and working collaboratively with them to drive sustainable growth across its portfolio. In fact, Acerinox has invested over $2.5 billion in North American Stainless since its establishment.

As you can appreciate, it’s very early days in this process and many decisions have not yet been made. In the coming weeks and months, leaders from both companies will discuss integration planning and we will design thoughtful integration plans to bring the combination to life.

5.	Are we employees of North American Stainless now? Acerinox? Or Haynes?

Until the close of the transaction, Haynes remains an independent company and operations will continue to be business as usual.

Haynes is being acquired by Acerinox’s wholly owned U.S. subsidiary North American Stainless, which means that Haynes will be part of Acerinox’s portfolio, alongside other companies such as VDM Metals.

Acerinox operates as a long-term partner to its subsidiaries globally and works collaboratively with them to drive sustainable growth across its portfolio.

6.	How did this transaction come about? Why now?

We are fortunate to announce this transaction from a position of strength. Over the past several years we have and continue to outperform our targets and have a leadership position in the industry. It is absolutely vital that we continue on this trajectory, which is why a key element of this transaction is a $200M investment from Acerinox into its U.S. operations, including $170 million into our operations with the vast majority invested in Kokomo, Indiana.

It is clear that Acerinox has long admired the value we bring to customers. As we look to the next chapter of our growth, we believe now is the right time to join forces with a partner that can invest in our platform, build on our strong foundation and help take our company to the next level.

It is vital that we continue on our growth trajectory, and this investment will help us to do that, including through increasing our capacity to serve the growing demand from our customers.

Details regarding the background of the transaction will be included in our proxy statement, which will be filed with the SEC in the coming weeks and mailed to our stockholders.

7.	What does this transaction mean for me?

North American Stainless and Acerinox understand that our most important asset is our people – you are a key part of why they were so excited to partner with us and why they have decided to make this significant investment.

It is also important to recognize that in connection with the transaction, Acerinox has committed to invest $170 million into our operations with the vast majority invested in Kokomo, Indiana. We look forward to sharing more about this next chapter with our local communities when we have more details in the future.

While it is early days in this process and many decisions have not yet been made, it is important to call out that in Acerinox’s recent acquisitions in the U.S., Germany and South Africa, they have retained the company’s teams. With this in mind, we expect a similar experience in our integration with North American Stainless.

It remains business as usual and we will continue to operate as an independent company until the transaction closes, which we expect will occur in the third calendar quarter of 2024. Our utmost priority is making this a smooth transition for our people.

8.	What’s next?

It is important to note that today’s announcement is only the first step in this process. North American Stainless and Acerinox are excited about the opportunities ahead for Haynes and together we will build upon our already strong foundation and strengths, continue to drive innovation and provide our customers with the highest quality alloys, products, applications and services.

As you can appreciate, it’s very early days in this process and many decisions have not yet been made. In the coming weeks and months, leaders from both companies will discuss integration planning and we will design thoughtful integration plans to bring the combination to life.

Until then, it remains business as usual and we will continue to operate as an independent company until the transaction closes, which we expect will occur in the third calendar quarter of 2024.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact, including statements regarding market and industry prospects and future results of operations or financial position, made in this communication are forward-looking. In many cases, you can identify forward-looking statements by terminology, such as “may”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of such terms and other comparable terminology. Statements in this communication that are forward looking may include, but are not limited to, statements regarding the benefits of the proposed acquisition of Haynes International, Inc. (“Haynes”) by North American Stainless, Inc. (“Parent”) and the associated integration plans, expected synergies and capital expenditure commitments, anticipated future operating performance and results of Haynes, the expected management and governance of Haynes following the acquisition and expected timing of the closing of the proposed acquisition and other transactions contemplated by the merger agreement governing the proposed acquisition (the “Merger Agreement”).

There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are difficult to predict and are generally outside Haynes’ control, that could cause actual performance or results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. Such risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the right of Haynes or Parent or both of them to terminate the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the failure to obtain applicable regulatory or Haynes stockholder approval in a timely manner or otherwise; the risk that the acquisition may not close in the anticipated timeframe or at all due to one or more of the other closing conditions to the transaction not being satisfied or waived; the risk that there may be unexpected costs, charges or expenses resulting from the proposed acquisition; risks related to the ability of Haynes and Parent to successfully integrate the businesses and achieve the expected synergies and operating efficiencies within the expected timeframes or at all and the possibility that such integration may be more difficult, time consuming or costly than expected; risks that the proposed transaction disrupts Haynes’ or Parent’s current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact

Haynes’ or Parent’s ability to pursue certain business opportunities or strategic transactions; risks related to disruption of each company’s management’s time and attention from ongoing business operations due to the proposed transaction; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Haynes’ and/or Parent’s common stock, credit ratings or operating results; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Haynes and Parent to retain and hire key personnel, to retain customers and to maintain relationships with each of their respective business partners, suppliers and customers and on their respective operating results and businesses generally; the risk of litigation that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers and/or regulatory actions related to the proposed acquisition, including the effects of any outcomes related thereto; risks related to unpredictable and severe or catastrophic events, including but not limited to acts of terrorism, war or hostilities, cyber attacks, or the impact of the COVID-19 pandemic or any other pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide on Haynes’ or Parent’s business, financial condition and results of operations, as well as the response thereto by each company’s management; and other business effects, including the effects of industry, market, economic, political or regulatory conditions.

Also, Haynes’ actual results may differ materially from those contemplated by the forward-looking statements for a number of additional reasons as described in Haynes’ filings with the Securities and Exchange Commission (the “SEC”), including those set forth in the Risk Factors section and under any “Forward-Looking Statements” or similar heading in Haynes’ most recently filed Annual Report on Form 10-K filed November 16, 2023 and Haynes’ Current Reports on Form 8-K.

Haynes has based these forward-looking statements on its current expectations and projections about future events. Although Haynes believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate. As a result, the forward-looking statements based upon those assumptions also could be incorrect. Except to the extent required by law, Haynes undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is being made in respect to the proposed transaction involving Haynes and Parent. A meeting of the stockholders of Haynes will be announced as promptly as practicable to seek Haynes stockholder approval in connection with the proposed transaction. Haynes intends to file relevant materials with the SEC, including that Haynes will file a preliminary and definitive proxy statement relating to the proposed transaction. The definitive proxy statement will be mailed to Haynes’ stockholders. This communication is not a substitute for the proxy statement or any other document that may be filed by Haynes with the SEC.

BEFORE MAKING ANY DECISION, HAYNES STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at Haynes’ stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in Haynes’ proxy statement. You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by Haynes with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investors section of Haynes’ website at https://www.haynesintl.com.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Haynes and its directors and executive officers may be deemed to be “participants” (as defined under Section 14(a) of the Securities Exchange Act of 1934) in the solicitation of proxies from Haynes’ stockholders in connection with the proposed transaction. Information regarding Haynes’ (i) directors is set forth in the section entitled “Business Experience of Nominated Directors” starting on page 10 of Haynes’ Definitive Proxy Statement on Schedule 14A filed with the SEC on January 9, 2024 and the Annual Report on Form ARS filed with the SEC on January 9, 2024 (and available here and here), and (ii) executive officers is set forth in the section entitled “Information about our Executive Officers” on page 19 of Haynes’ Annual Report on Form 10-K filed with the SEC on November 16, 2023 (and available here). Information about the compensation of Haynes’ non-employee directors is set forth in the section entitled “Director Compensation Program” starting on page 18 of Haynes’ Definitive Proxy Statement on Schedule 14A filed with the SEC on January 9, 2024 and the Annual Report on Form ARS filed with the SEC on January 9, 2024 (and available here and here). Information about the compensation of Haynes’ named executive officers is set forth in the section entitled “Executive Compensation” starting on page 25 of Haynes’ Definitive Proxy Statement on Schedule 14A filed with the SEC on January 9, 2024 and the Annual Report on Form ARS filed with the SEC on January 9, 2024 (and available here and here). Transactions with related persons (as defined in Item 404 of Regulation S-K promulgated under the Securities Act of 1933) are disclosed in the section entitled “Conflict of Interest and Related Person Transactions” starting on page 16 of Haynes’ Definitive Proxy Statement on Schedule 14A filed with the SEC on January 9, 2024 and the Annual Report on Form ARS filed with the SEC on January 9, 2024 (and available here and here). As of February 5, 2024, each of the “participants”, other than Michael Shor, “beneficially owned” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) less than 1% of Haynes common stock. As of February 5, 2024, Mr. Shor beneficially owned 2.2% of Haynes common stock. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed with the SEC when they become available.